SECOND AMENDMENT TO CREDIT AGREEMENT (364 DAY)


           THIS SECOND AMENDMENT TO CREDIT AGREEMENT (364 Day), dated as of June 15, 1999 (this "Amendment"), amends the Credit Agreement (364 Day), dated as of June 17, 1997 (the "Credit Agreement"), among SIMPSON INDUSTRIES, INC., a Michigan corporation ("Simpson"), certain subsidiaries of Simpson (together with Simpson, the "Borrowers"), the various financial institutions parties thereto (collectively, the "Lenders") and ABN AMRO BANK N.V, as agent (the "Agent") for the Lenders. Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

           WHEREAS, the parties hereto have entered into the Credit Agreement, which provides for the Lenders to extend certain credit facilities to the Borrowers from time to time;

           WHEREAS, the parties amended the Credit Agreement (the "First Amendment")in certain respects on June 16, 1998; and

           WHEREAS, the parties hereto desire to amend the Credit Agreement again in certain respects as hereinafter set forth;

           NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

           SECTION 1. AMENDMENTS. Effective as of June 15, 1999, the Credit Agreement shall be amended in accordance with Sections 1.1 through 1.10 below.

           SECTION 1.1. Defined Terms. The definition of "Commitment Amount" in Section 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

           "'Commitment Amount' means, on any date, $50,000,000 as such amount may be reduced from time to time pursuant to Section 2.2."

           SECTION 1.2. Defined Terms. Section 1.1 of the Credit Agreement is hereby amended by the insertion of the following definition in appropriate alphabetical order:

           "`Commitment Fee Rate' means for any period beginning on (and including) a Margin Determination Date until (but excluding) the next Margin Determination Date, a percentage equal to the Commitment Fee Rate set forth in the table in the definition of "Margin" corresponding to the Funded Debt to EBITDA Ratio as at the end of the Fiscal Quarter immediately preceding such Margin Determination Date."

           SECTION 1.3. Defined Terms. The definition of "Margin" in Section
1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

           "'Margin' means, for any period beginning on (and including) a Margin Determination Date until (but excluding) the next Margin Determination Date, a percentage equal to the Margin set forth in the following table corresponding to the Funded Debt to EBITDA Ratio as at the end of the Fiscal Quarter immediately preceding such Margin Determination Date:





                                                                       Commitment Fee
                                                         Margin for    Rate for Unused                      Commercial
                                           Margin for    Euro-         Portion of Loan    Standby Letter    Letter of
         Funded Debt to                    Prime         currency      Commitment         of Credit Face    Credit Face
Level    EBITDA Ratio                      Rate Loans    Loans         Availability       Amount Fee        Amount Fee
-----    --------------                    ----------    ----------    ---------------    --------------    -----------

I        Greater than 3.0:1.0              0.00%         1.000%        0.255%             1.000%            0.30%

II       Less than or equal to 3.0:1.0,
         but greater than 2.50:1.0         0.00%         0.90%         0.20%              0.90%             0.27%

III      Less than or equal to 2.50:1.0,
         but greater than 2.00:1.0         0.00%         0.75%         0.175%             0.75%             0.225%

IV       Less than or equal to 2.00:1.0,
         but greater than 1.50:1.0         0.00%         0.60%         0.15%              0.60%             0.18%

V        Less than or equal to 1.5:1.0     0.00%         0.50%         0.15%              0.50%             0.15%


Notwithstanding the foregoing, in the event Simpson fails to report the Funded Debt to EBITDA Ratio at the end of any Fiscal Quarter by the Margin Determination Date following such Fiscal Quarter, "Margin" and "Commitment Fee Rate" shall mean the Margin and Commitment Fee Rate set forth in Level I. Nothing in this definition shall constitute a waiver of the financial covenant set forth in Section 8.2.3(b) or limit the right of the Lenders to receive interest at the rates set forth in Section 3.2.2 hereof."

           SECTION 1.4. Defined Terms. The definition of "Stated Maturity Date" in Section 1.1 of the Credit Agreement is hereby amended by the deletion of the date "June 15, 1999" (amended to read as such by the First Amendment) and the substitution therefor of the date "June 14, 2000."

           SECTION 1.5. Defined Terms. Section 1.1 of the Credit Agreement is hereby amended by the insertion of the following definition in appropriate alphabetical order:

           "`Utilization Fee' is defined in Section 3.3.6."






           SECTION 1.6. Defined Terms. Section 1.1 of the Credit Agreement is hereby amended by the insertion of the following definition in appropriate alphabetical order:

           "`Year 2000 Problem' means the risk that computer applications used by the Borrower may be unable to recognize and properly perform certain date-sensitive functions involving certain dates prior to, and any date after, December 31, 1999."

           SECTION 1.7. Commitment Fee. Section 3.3.1(a) of the Credit Agreement is hereby amended to state in its entirety as follows:

                     "SECTION 3.3.1.  Commitment Fee.

                     (a) Simpson agrees to pay to the Agent for the account of each Lender, for the period (including any portion thereof when its Commitment is suspended by reason of the Borrowers' inability to satisfy any condition of Article VI) commencing on the Effective Date and continuing through the Commitment Termination Date, a commitment fee on such Lender's Percentage of the average daily Dollar Amount of the unused portion of the Loan Commitment Availability at a rate equal to the applicable Commitment Fee Rate;"

           SECTION 1.8. Letter of Credit Fronting Fee. Section 3.3.4. of the Credit Agreement is hereby amended to state in its entirety as follows:

           "Section 3.3.4. Letter of Credit Fronting Fee. The applicable Borrower agrees to pay to the Issuer for its own account a fronting fee for each Letter of Credit issued on the application of such Borrower for the period from and including the date of the issuance of such Letter of Credit to (but not including) the date upon which each Letter of Credit expires, of 0.05% (in the case of a standby Letter of Credit) or 0.05% (in the case of a commercial Letter of Credit) of the face amount of such Letter of Credit (which face amount shall be reduced by any reductions in such Letters of Credit pursuant to Section 4.1(c) hereof). Such fee shall be payable in immediately available funds on the date of issuance of such Letter of Credit."

           SECTION 1.9. Utilization Fees. Section 3.3.6. of the Credit Agreement is hereby created to state in its entirety as follows:

           "Section 3.3.6   Utilization Rates.

                     (a) The applicable Borrower agrees to pay to the Agent, for the account of the Lenders, a per annum utilization fee (the "Utilization Fee") on all Outstandings of .075% during any period that the Outstandings exceed 50% of the total Commitment Amount.

                     (b) For purposes of determining the Utilization Fee, the average daily Dollar Amount of all outstanding Loans and the unused portion of the Loan Commitment Availability shall be determined as of each applicable Determination Date; and

                     (c) Such fee shall be payable in Dollars in immediately available funds in arrears on each Quarterly Payment Date."

           SECTION 1.10. Representations and Warranties. Section 7.16. of the Credit Agreement is hereby created to state in its entirety as follows:






           "Section 7.16. Year 2000 Problem. The Borrower has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis, the Year 2000 Problem, and has made related appropriate inquiry of its material suppliers and vendors. Based on such review and program, the Borrower believes that the Year 2000 Problem will not have a Material Adverse Effect on the Borrower."

           SECTION 2. CONDITIONS PRECEDENT. This Amendment shall become effective when each of the conditions precedent set forth in this Section 2 shall have been satisfied, and notice thereof shall have been given by the Agent to Simpson and the Lenders.

           SECTION 2.1. Receipt of Documents. The Agent shall have received all of the following documents duly executed, dated the date hereof or such other date as shall be acceptable to the Agent, and in form and substance satisfactory to the Agent:

                     (a) Amendment. This Amendment, duly executed by Simpson, the Agent and the Lenders.

                     (b) Secretary's Certificate. A certificate of the secretary or an assistant secretary of Simpson, as to (i) resolutions of the Board of Directors of Simpson then in full force and effect authorizing the execution, delivery and performance of this Amendment and each other document described herein, and (ii) the incumbency and signatures of those officers of Simpson authorized to act with respect to this Amendment and each other document described herein.

           SECTION 2.2. Compliance with Warranties, No Default, etc. Both before and after giving effect to the effectiveness of this Amendment, the following statements by Simpson shall be true and correct (and Simpson, by its execution of this Amendment, hereby represents and warrants to the Agent and each Lender that such statements are true and correct as at such times):

                     (a) the representations and warranties set forth in
           Article VII of the Credit Agreement shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

                     (b) no Default shall have then occurred and be continuing.

           SECTION 2.3. Payment of all fees. Simpson shall have paid an up front fee to each Lender of .05% of the increase (caused by this Amendment) to each Lender's Commitment.




           SECTION 3. REPRESENTATIONS AND WARRANTIES. To induce the Lenders and the Agent to enter into this Amendment, Simpson hereby represents and warrants to the Agent and each Lender as follows:

           SECTION 3.1. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by Simpson of this Amendment are within Simpson's corporate powers, have been duly authorized by all necessary corporate action, and do not

                     (a) contravene Simpson's Organic Documents;

                     (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting Simpson; or

                     (c) result in, or require the creation or imposition of, any Lien on any of Simpson's properties.

           SECTION 3.2. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by Simpson of this Amendment.

           SECTION 3.3. Validity, etc. This Amendment constitutes the legal, valid and binding obligation of Simpson enforceable in accordance with its terms.

           SECTION 4.  MISCELLANEOUS.

           SECTION 4.1. Continuing Effectiveness, etc. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect. After the effectiveness of this Amendment in accordance with its terms, all references to the Credit Agreement in the Loan Documents or in any other document, instrument, agreement or writing shall be deemed to refer to the Credit Agreement as amended hereby.

           SECTION 4.2. Payment of Costs and Expenses. Simpson agrees to pay on demand all expenses of the Agent (including the fees and out-of-pocket expenses of counsel to the Agent) in connection with the negotiation, preparation, execution and delivery of this Amendment.

           SECTION 4.3. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

           SECTION 4.4. Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

           SECTION 4.5. Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.




           SECTION 4.6. Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.


           SECTION 4.7. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.







           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              SIMPSON INDUSTRIES, INC.


                                        By
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                                            Title:
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                                        ABN AMRO BANK N.V., Chicago Branch,
                                        individually and as Agent



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                                        By
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                                        COMERICA BANK,
                                        individually and as Documentation Agent



                                        By
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                                            Title:
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                                        HARRIS TRUST AND SAVINGS BANK




                                        By
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                                            Title:
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                                        THE BANK OF NEW YORK



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